EXHIBIT A.2




                                              BYLAWS
                                                of
                                   CL&P RECEIVABLES CORPORATION


                                             ARTICLE I.
                                              GENERAL

        These Bylaws are intended to supplement and implement applicable provisions of law and of the Certificate of Incorporation of this Corporation with respect to the regulation of the affairs of this Corporation.


                                            ARTICLE II.
                                     MEETINGS OF SHAREHOLDERS

        SECTION 1. Place of Meeting: Shareholders' meetings shall be held at the principal offices of this Corporation or at such other place, either within or without the State of Connecticut, as shall be designated in the notice of meeting. Elections of directors need not be by ballot. The books of the Corporation may be kept (subject to any provision contained in any applicable statute) outside the State of Connecticut at such place or places as may be designated from time to time by the Board of Directors or in these Bylaws.

        SECTION 2. Annual Meeting: The Annual Meeting of Shareholders for the election of Directors and the transaction of such other business as may properly be brought before the meeting shall be held in March, April, May, June or July in each year on the day and at the hour designated by the Board of Directors.

        SECTION 3. Special Meetings: Special meetings may be called at any time by the President or Board of Directors and shall be called by the President upon written request of the holders of not less than one-tenth of the voting power of all shares entitled to vote at the meeting.

        SECTION 4. Notice of Meetings: Written notice of the date, time and place of each Annual and Special Meeting (a notice of a Special Meeting shall also contain the general purpose or purposes for such meeting) shall be mailed or delivered, at least ten (10) days but not more than sixty (60) days prior to the date of such meeting, to each shareholder entitled to vote at such meeting at his residence or usual place of business as shown on the records of this Corporation, provided that any one or more of such shareholders, as to himself or themselves, may waive such notice in writing or by attendance without protest at such meeting.

        SECTION 5. Quorum: The holders of a majority of the shares of the issued and outstanding stock entitled to vote at a meeting, present either in person or by proxy, shall constitute a quorum for the transaction of business at such meeting of the shareholders. Except as otherwise provided by law or these Bylaws, all questions shall be decided by a vote of the holders of a majority of the shares present at any meeting of shareholders at which a quorum is present. If a quorum be not present at such meeting, the shareholders present in person or by proxy may adjourn to such future time as shall be agreed upon by them and notice of such adjournment shall be given to the shareholders not present or represented at the meeting.

        SECTION 6. Shareholders' Action Without Meeting: Any action which, under any provision of the Connecticut Business Corporation Act, may be taken at a meeting of shareholders, may be taken without such a meeting if consent in writing, setting forth the action so taken or to be taken, is signed severally or collectively by all of the persons who would be entitled to vote upon such action at a meeting, or by their duly authorized attorneys. The Secretary of the Corporation shall file such consent or consents with the minutes of the meetings of the shareholders.


                                           ARTICLE III.
                                              SHARES

        SECTION 1. Share Certificates: Share certificates shall be in a form adopted by the Board of Directors and shall be signed by the President or by the Secretary. Such certificates shall bear the seal of the Corporation, the name of the person to whom issued, and the number of such shares which such certificate represents. The consideration for which the shares were issued and the date of issue shall be entered on the Corporation's books.

        SECTION 2. Transfer of Shares: Shares shall be transferred only on the books of the Corporation by the holder thereof in person or by his attorney.


                                            ARTICLE IV.
                                             DIRECTORS

        SECTION 1. Number, Election and Term of Office: A Board of not less than three (3) nor more than seven (7) Directors, including the Independent Director described in Article SEVENTH of the Certificate of Incorporation of the Corporation, shall be elected at the organization meeting of the Corporation and thereafter shall be elected by the shareholders entitled to vote at Annual or Special Meetings of Shareholders. The number of positions on the Board of Directors for purposes of incorporation shall be the number fixed by resolution of the incorporator(s). Thereafter, the number of positions on the Board of Directors shall be the number fixed by resolution of the shareholders or Board of Directors, or, in the absence of such resolution, shall be the number of Directors elected at the preceding Annual Meeting of Shareholders. The number of positions on the Board of Directors for any year, as fixed in accordance with the foregoing (hereinafter referred to as the "number of directorships") may be increased or decreased at any time as provided by law, except that there shall always be at least one Independent Director as described in Article SEVENTH of the Certificate of Incorporation of the Corporation.

        SECTION 2. Removal of Directors: Any Director may be removed from office at any time, with or without cause, by concurrent vote of the holders of not less than a majority of the issued and outstanding shares entitled to vote, at any meeting of shareholders called for that purpose.

        SECTION 3. Vacancies: Vacancies created by an increase in the number of directorships shall be filled for the unexpired term by action of shareholders. Vacancies occurring by reason other than by increase in the number of directorships shall be filled for the unexpired term by the concurring vote of a majority of the Directors remaining in office, even though such remaining Directors may be less than a majority of the number of directorships (as fixed for the current year in accordance with Article IV, Section 1). If such remaining Directors fail to fill a vacancy, then such vacancy shall be filled by action of shareholders. The vacancy of a position of Independent Director shall be filled only with another person meeting the requirements of an Independent Director as set forth in Article SEVENTH of the Certificate of Incorporation of the Corporation.

        SECTION 4. Powers: The property, business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all power and do all the things which may be exercised or done by the Corporation subject to provisions of law, the statutes of the State of Connecticut, the Certificate of Incorporation, these Bylaws, and any vote of the shareholders. The Board of Directors is expressly authorized to determine the use and disposition of any surplus and net profits of the Corporation, including the determination of the amount of working capital required, to set apart out of any of the funds of the Corporation, whether or not available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created. In addition to the foregoing, the Corporation shall conduct its affairs in the following manner: (i) the Corporation will maintain separate bank accounts, corporate records and books of account from those of any direct or ultimate parent of the Corporation or any subsidiary or affiliate of any such parent;
(ii) the Corporation will pay from its own funds and assets its operating expenses and liabilities; (iii) except as provided in the Receivables Purchase and Sale Agreement dated __, 1997 to which the Corporation is a party, the Corporation will act solely in its corporate name and through its own authorized officers and agents; and (iv) the Corporation will not pay or guaranty, or hold itself out as liable for, the obligations of its parent or any subsidiary or affiliate of its parent.

        SECTION 5. Compensation: The Board of Directors shall have the power to fix from time to time the compensation of the Directors and the method of payment thereof.


                                            ARTICLE V.
                                       MEETINGS OF DIRECTORS

        SECTION 1. Annual Meetings: A regular meeting of the Board of Directors shall be held without notice immediately after the Annual Meeting of Shareholders, or as soon thereafter as convenient. At such meeting the Board of Directors shall choose and appoint the officers of the Corporation who shall hold their offices, subject to prior removal by the Board of Directors, until the next annual meeting or until their successors are chosen and qualify.

        SECTION 2. Regular Meetings: All other regular meetings of the Board of Directors may be held without notice at such date, time and place as the Board of Directors may determine and fix by resolution.

        SECTION 3. Special Meetings: Special meetings of the Board of Directors may be held upon call of the Chairman (if there be one) or the President, or, in the event of the absence or inability of either to act, of a Vice President, or upon call of any one or more Directors.

        SECTION 4. Notice: Written or oral notice of the date, time and place of all special meetings of the Board of Directors shall be given to each Director personally or mailed to his residence or usual place of business at least 24 hours prior to the date of the meeting, provided that any one or more Directors, as to himself or themselves, may waive such notice in writing or by attendance without protest at such meeting.

        SECTION 5. Quorum: Directors holding one-third of the number of directorships shall constitute a quorum. Except as otherwise provided by law or these Bylaws, all questions shall be decided by a vote of a majority of the Directors present at any meeting of the Board of Directors at which a quorum is present.

        SECTION 6. Director Participation in Meetings by Telephone: A director may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment enabling all Directors participating in the meeting to hear one another, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

        SECTION 7. Directors' Action Without Meeting: If all the Directors severally or collectively consent in writing to any action taken or to be taken by the Corporation, such action shall be as valid as though it had been authorized at a meeting of the Board of Directors. The Secretary of the Corporation shall file such consent or consents with the minutes of the meetings of the Board of Directors.


                                            ARTICLE VI.
                                             OFFICERS

        SECTION 1. Titles, Election and Duties: At its annual meeting the Board of Directors shall elect a President, a Secretary, a Treasurer and, if the Board shall so determine, a Chairman. Each officer shall, subject to the removal provision below, hold office until the next annual election of officers and until his successor shall have been elected and qualified. Any two or more offices may be held by the same person except that the offices of the President and Secretary may not be simultaneously held by the same person. The Board shall also elect at such annual meeting, and may elect at any regular or special meeting, such other officers as may be required for the prompt and orderly transaction of the business of the Corporation, and each officer shall have such authority and shall perform such duties as may be assigned to him from time to time by the Board of Directors. Any officer may be removed, with or without cause, at any time by the Board in its discretion. Vacancies among the officers by reason of death, resignation, removal (with or without cause) or other reason shall be filled by the Board of Directors. Any vacancy occurring in any office may be filled at any regular meeting of the Board or at any special meeting of the Board held for that purpose. In addition to such powers and duties as these Bylaws and the Board of Directors may prescribe, and except as may be otherwise provided by the Board, each officer shall have the powers and perform the duties which by law and general usage appertain to his particular office.

        SECTION 2. Chairman: The Chairman, if such office shall be filled by the Directors, shall, when present, preside at all meetings of said Board and of the shareholders. He shall have such other authority and shall perform such additional duties as may be assigned to him from time to time by the Board of Directors.

        SECTION 3. President: The President shall be the chief executive officer of the Corporation and shall be responsible for the general supervision, direction and control of the business and affairs of the Corporation. If the Chairman shall be absent or unable to perform the duties of his office, or if the office of the Chairman shall not have been filled by the Directors, the President shall preside at meetings of the Board of Directors and of the shareholders. He shall have such other authority and shall perform such additional duties as may be assigned to him from time to time by the Board of Directors.

        SECTION 4. Secretary: The Secretary shall keep the minutes of all meetings of the shareholders and of the Board of Directors. He shall give notice of all meetings of the shareholders and of said Board. He shall record all votes taken at such meetings. He shall be custodian of all contracts, leases, assignments, deeds and other instruments in writing and documents not properly belonging to the office of the Treasurer, and shall perform such additional duties as may be assigned to him from time to time by the Board of Directors, the Chairman, the President or by law. The Secretary shall have the custody of the Corporate Seal of the Corporation and shall affix the same to all instruments requiring a seal except as otherwise provided in these Bylaws.

        SECTION 5. Assistant Secretaries: One or more Assistant Secretaries shall perform the duties of the Secretary if the Secretary shall be absent or unable to perform the duties of his office. The Assistant Secretaries shall perform such additional duties as may be assigned to them from time to time by the Board of Directors, the Chairman, the President or the Secretary.

 .       SECTION 6.  Treasurer:  The Treasurer shall have charge of all receipts and disbursements of the Corporation, and shall be the custodian of the Corporation's funds. He shall have full authority to receive and give receipts for all moneys due and payable to the Corporation from any source whatever, and give full discharge for the same, and to endorse checks, drafts and warrants in its name and on its behalf. He shall sign all checks, notes, drafts and similar instruments, except as otherwise provided for the Board of Directors. The Treasurer shall perform such additional duties as may be assigned to him from time to time by the Board of Directors, the Chairman, the President or by law.

        SECTION 7. Assistant Treasurer: One or more Assistant Treasurers shall perform the duties of the Treasurer if the Treasurer shall be absent or unable to perform the duties of his office. The Assistant Treasurers shall perform such additional duties as may assigned to them from time to time by the Board of Directors, the Chairman, the President or the Treasurer.


                                           ARTICLE VII.
                                               SEAL

        The corporate seal shall consist of a circular disc with the name of the Corporation and the words "Connecticut" and "Seal" thereon.


                                           ARTICLE VIII.
                                            COMMITTEES

        SECTION 1. The Board of Directors may designate two or more Directors to constitute an executive committee or other committees, which committees shall have and may exercise all such authority of the Board of Directors as shall be provided in such resolution except as limited by Section 2. At the time of such appointment, the Board of Directors may also appoint, in respect to each member of any such committee, another Director to serve as his alternate at any meeting of such committee which such member is unable to attend. Each alternate shall have, during his attendance at a meeting, of such committee, all the rights and obligations of a regular member thereof. Any vacancy on such committee or among alternate members thereof may be filled by the Board of Directors.

        SECTION 2. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with the exception of any authority the delegation of which is prohibited by Section 33-753(f) of the Connecticut Business Corporation Act, the Certificate of Incorporation or Bylaws of the Corporation. No Committee shall have the power or authority in reference to amending the Certificate of Incorporation, to authorize or take any action described in Article FOURTH (2), Article SEVENTH, or Article EIGHTH, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation or the revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

        SECTION 3. A majority of any committee shall have the power to act. Committees shall keep full records of their proceedings and shall report the same to the Board of Directors.

                                            ARTICLE IX.
                                            AMENDMENTS

        These Bylaws may be altered, amended, added to, or repealed by the affirmative vote of the holders of a majority of the voting power of shares entitled to vote thereon or by an affirmative vote of Directors holding a majority of the number of directorships, except that these Bylaws or any alteration, amendment or repeal thereof shall not in any manner impair, nor impair the intent of Article IV Section 4, Article VIII Section 2 or
Article IX of these Bylaws. Any notice of a meeting of shareholders or of the Board of Directors at which these Bylaws are proposed to be altered, amended, added to, or repealed shall include notice of such proposed action.